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                                 EXHIBIT 10.10

                            WMX TECHNOLOGIES, INC.
                           LONG TERM INCENTIVE PLAN
                    (AS AMENDED AND RESTATED AS OF 1/27/94)

1. PURPOSE. The purpose of the WMX Technologies, Inc. Long Term Incentive Plan (the "Plan") is to advance the interests of WMX Technologies, Inc. (the "Company") by providing for long-term performance awards for officers of the Company or one or more of its subsidiaries so as to attract and retain such officers, make their compensation competitive with other opportunities, and cause them to strive to increase the Company's cumulative returns to its stockholders.

2. ADMINISTRATION. With respect to participation in the Plan by individuals who are executive officers of the Company, the Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Board may in its discretion designate the Board or another Committee thereof to administer the Plan, in which event the Board or such other Committee shall be deemed the "Committee" hereunder. Notwithstanding the foregoing, with respect to participation in the Plan by individuals who are not executive officers of the Company, the Plan shall be administered by a management committee composed of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (or one or more persons designated by them), and all references herein to the "Committee" shall be deemed to mean such committee as to matters involving the participation of such officers in the Plan.

3. PARTICIPANTS; PERFORMANCE PERIODS; PRORATION OF AWARDS.

     (a) Participants in the Plan shall be selected by the Committee. Participation shall be limited to employees who are officers of the Company or one or more of its subsidiaries.

     (b) Such officers who become participants in the Plan after June 1, 1993 shall, subject to selection and approval by the Committee, be entitled to target and performance awards pursuant to Section 4 hereof for each Performance Period (as hereinafter defined) determined pursuant hereto. For purposes hereof, each "Performance Period" during the term of the Plan shall begin on a January 1 and shall terminate on the December 31 of the third calendar year ending thereafter; provided that the first Performance Period pursuant to the Plan shall begin on June 1, 1993 and shall end on December 31, 1995.

     (c) If an officer of the Company or one or more of its subsidiaries becomes a participant in the Plan during any Performance Period, the participant's award for such Performance Period shall be prorated to reflect such participant's actual number of full months of participation. If, during any Performance Period, a participant's job assignment is modified such that the participant's target award (as described below) is no longer representative of the participant's position, the participant's target award shall be adjusted, subject to Committee approval, as of the first day of the month following the change in position to a target award commensurate with the participant's new position. Thereafter, the participant shall be entitled to a performance award under the Plan prorated between the target award categories to reflect the number of months during the Performance Period during which the participant participated under each such category.

4. TARGET AND PERFORMANCE AWARDS.

     (a) The Committee shall establish a percentage of each participant's annual base salary as of the last day of each Performance Period as a "target award" for such Performance Period.


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     (b) Each participant in the Plan shall be entitled to a performance award for each Performance Period based on the percentile rank of the Company's Total Stockholder Return (as hereinafter defined) among the Total Stockholder Returns of the companies that comprise the Dow Jones Industrial Average (the "DJIA") during such Performance Period. The Committee shall determine a target percentile rank applicable to each Performance Period and shall for each Performance Period establish percentages of target awards earned at various percentile rankings of the Company in relation to the DJIA companies for such Performance Period, including a percentile rank below which no portion of a target award shall be earned. For purposes hereof, "Total Stockholder Return" of the Company shall mean the cumulative return on its common stock, $1.00 par value ("Common Stock"), expressed as a percentage, determined by dividing (i) the sum of (a) the cumulative amount of dividends paid for the applicable Performance Period, assuming dividend reinvestment, and (b) the difference between the average of the closing sales prices of Common Stock on the last five trading days of such Performance Period and the last five trading days preceding the first day of such Performance Period, by (ii) the average of the closing sales prices of Common Stock on the last five trading days preceding the first day of such Performance Period. The "Total Stockholder Return" of any of the companies that comprise the DJIA shall mean the cumulative return on its common stock expressed as a percentage, determined by dividing (i) the sum of (a) the cumulative amount of dividends paid for the applicable Performance Period, assuming dividend reinvestment, and (b) the difference between the closing sales price of such common stock on the last trading day of such Performance Period and the last trading day preceding the first day of such Performance Period, by
(ii) the closing sales price of such common stock on the last trading day preceding the first day of such Performance Period.

     (c) The Committee may determine, in its sole discretion, that a participant's award for any Performance Period shall be calculated, in whole or in part, based upon the formula established with respect to a long term incentive plan of any subsidiary of the Company.

5. CASH AND DEFERRED AWARDS.

     (a) Performance awards for each Performance Period shall be payable as follows:

         (i) An amount equal to 50% of the performance award (the "Cash Award") shall be paid in cash as soon as practicable after the end of the Performance Period; and

         (ii) An amount equal to 50% of the performance award (the "Deferred Award"), adjusted as set forth in Section 6 hereof, shall be paid in cash as soon as practicable after the date of vesting, determined pursuant to Section 7 hereof.

     (b) The maximum amount of a performance award that may be awarded pursuant to Section 4(b) hereof to a participant with respect to any Performance Period pursuant to this Plan shall be limited to 250% of the participant's base salary as of the last day of the Performance Period. The Deferred Award portion of each performance award shall be subject to adjustment as contemplated by Section 6 hereof.

6. DEFERRED AWARD GRANT AND PAYMENT. (a) An amount equal to the Deferred
Award granted to each participant pursuant hereto shall be credited to a bookkeeping account maintained by the Company in the name of each participant (a "Deferred Account") as of the last day of each Performance Period with respect to which a Deferred Award is payable. Each amount so credited shall be deemed to have been invested in shares of Common Stock as of the last trading day of such Performance Period. During the period that any part or all of a participant's Deferred Account is

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deemed to have been invested in shares of Common Stock, such Deferred Account shall be deemed to receive all dividends (whether in the form of stock or cash) and stock splits which would be received with respect to such shares as if such investment had actually been made and such amounts shall be deemed to be reinvested in shares of Common Stock as of the date of receipt, and appropriate credit shall be made to the participant's Deferred Account to reflect such deemed receipts and reinvestments. The investments described above shall be deemed to have been made at a price equal to the average of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition), on each of the five trading days immediately preceding the date as of which a deemed investment is made.

     (b) As soon as practicable following the date of vesting of a Deferred Award pursuant to Section 7 hereof, the shares of Common Stock deemed reflected in each participant's Deferred Account shall be deemed to have been sold at a price equal to the average of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition), on each of the five trading days immediately preceding the date of such vesting, and the proceeds thereof shall be distributed as soon as practicable to each participant or designated beneficiary in cash.

     (c) Subject to Section 8 hereof, in the event of a merger, consolidation, exchange of shares or recapitalization of the Company, a similar event affecting the Common Stock, or any other event determined by the Committee in its sole discretion, the Common Stock deemed reflected by a participant's Deferred Account may be deemed by the Committee, in its sole discretion, to be sold, exchanged or otherwise disposed of, and the Committee may make appropriate adjustments in each participant's Deferred Account to recognize such event, and the assumed proceeds of any such disposition may be deemed to be reinvested in any security which the Committee in its sole discretion determines is an appropriate replacement security, or, alternatively, paid to the participant in cash, in the discretion of the Committee.

7. VESTING.

     (a) Unless the Committee shall otherwise determine, in its sole discretion, a participant whose employment as an officer of the Company or one of its subsidiaries is terminated during any Performance Period shall not be entitled to the payment of a performance award under the Plan for such Performance Period.

     (b) A participant's right to receive a Cash Award or any portion thereof for any Performance Period shall not vest until the close of business on the last day of such Performance Period; provided that if the participant is not an officer of the Company or one of its subsidiaries on such date, such award or any portion thereof shall not vest unless the Committee shall otherwise determine, in its sole discretion.

     (c) A participant's right to receive a Deferred Award or any portion thereof for any Performance Period shall not vest until the close of business on the date three years after the last day of such Performance Period; provided that if the participant is not an officer of the Company or one of its subsidiaries on such date, then such award or any portion thereof shall not vest, except as hereinafter provided, or as the Committee shall otherwise determine, in its sole discretion. If the participant is not an officer of the Company or one of its subsidiaries on such date as a result of the participant's normal retirement at or after age 65, death or total disability, the participant or his beneficiary designated pursuant to Section 10 hereof shall be entitled to payment of such Deferred Award as soon as practicable after such normal retirement, death or total disability, in an amount


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equal to the value of such Deferred Account as of the last day of the month in which such normal retirement, death or total disability occurs.

8. CHANGE IN CONTROL. In the event of a Change in Control (as such term is defined in the Company's 1992 Stock Option Plan, as amended from time to time) of the Company, (i) each Performance Period which has not yet ended shall end as of the calendar quarter coincident with or next following the date of such Change in Control (or such other date as established by the Committee), (ii) each unpaid Cash Award from such Performance Periods and each unpaid Deferred Award from such Performance Periods and from prior Performance Periods shall vest as of the close of business on the last day of each such Performance Period (or such other date established by the Committee), (iii) the Committee shall cause the performance awards payable to participants to be promptly calculated, and (iv) the Company shall pay such performance awards to participants as promptly as practicable following the Committee's determination, notwithstanding any Plan provision to the contrary. In calculating the performance awards payable to participants in connection with a Change in Control, the Committee is authorized to take into consideration and make adjustments for such factors as it deems appropriate.

9. PARTICIPANTS' INTERESTS. Although Deferred Awards payable to a participant hereunder are measured by the value of and income derived from the investments deemed made in Common Stock, the Company will not issue any such shares or make any such investment on behalf of a participant. A participant's benefits hereunder shall at all times be reflected on the Company's books as a general unsecured and unfunded obligation of the Company and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company.

10. DESIGNATION OF BENEFICIARIES. A participant from time to time may name in writing any person or persons (who may be named concurrently, contingently or successively) to whom his or her benefits are to be paid if he or she dies before complete payment of such benefits. Each such beneficiary designation will revoke all prior designations by the participant with respect to the Plan, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the participant's lifetime. If the participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the participant dies before the date of the participant's death or before complete payment of the participant's benefits, the Company, in its discretion, may pay the remaining unpaid portion of the participant's benefits to either (i) one or more of the participant's relatives by blood, adoption or marriage and in such proportion as the Company determines; or (ii) the legal representative or representatives of the estate of the last to die of the participant and his or her designated beneficiary.

11. FACILITY OF PAYMENT. If a participant or his or her beneficiary is entitled to payments under the Plan and in the Company's opinion such person becomes in any way incapacitated so as to be unable to manage his or her financial affairs, the Company may make payments to the participant's or beneficiary's legal representative, or to a relative or friend of the participant or beneficiary for such person's benefit, or the Company may make payments for the benefits of the participant or beneficiary in any manner that it considers advisable. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment hereunder.

12. NON-ALIENATION OF BENEFITS. All rights and benefits under the Plan are personal to the participant and neither the Plan nor any right or interest of a participant or any person arising


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under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company's consent.

13. WITHHOLDING FOR TAXES. Notwithstanding any other provisions of this Plan, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state's income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

14. NO EMPLOYMENT RIGHTS. The Plan is not a contract of employment and participation in the Plan will not cause any participant to have any rights to continue as an employee of the Company (or any affiliated entity), or any right or claim to any benefit under the Plan, unless the right or claim has specifically vested under the Plan.

15. COMMITTEE OR COMPANY DETERMINATIONS FINAL. Each determination provided for in the Plan shall be made by the Committee or the Company, as the case may be, under such procedures as may from time to time be prescribed by the Committee or the Company and shall be made in the absolute discretion of the Committee or the Company, as the case may be. Any such determination shall be conclusive.

16. AMENDMENT OR TERMINATION. The Committee may in its sole discretion terminate or amend the Plan from time to time. No such termination or amendment shall alter a participant's right to receive a vested award under the Plan.

17. SUCCESSORS. Unless otherwise agreed to, the Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

18. CONTROLLING LAW. The Plan shall be construed in accordance with the internal laws of the State of Illinois.



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